Exhibit (e)(22)

EXHIBIT A to

DISTRIBUTION AGREEMENT

(Between Pacific Select Fund and Pacific Select Distributors, LLC)

PORTFOLIOS	SHARE CLASS(ES)
U.S. Fixed Income Funds:
Core Income Portfolio	I,P
Diversified Bond Portfolio	I,P
Floating Rate Income Portfolio	I,P
Floating Rate Loan Portfolio	I,P
High Yield Bond Portfolio	I,P
Inflation Managed Portfolio	I,P
Inflation Strategy Portfolio	I,P
Managed Bond Portfolio	I,P
Short Duration Bond Portfolio	I,P

Non-U.S. Fixed Income Funds:
Emerging Markets Debt Portfolio	I,P

U. S. Equity Funds:
American Funds® Growth Portfolio	I,P
American Funds® Growth-Income Portfolio	I,P
Comstock Portfolio	I,P
Dividend Growth Portfolio	I,P
Equity Index Portfolio	I,P
Focused Growth Portfolio	I,P
Growth Portfolio	I,P
Large-Cap Growth Portfolio	I,P
Large-Cap Value Portfolio	I,P
Long/Short Large-Cap Portfolio	I,P
Main Street® Core Portfolio	I,P
Mid-Cap Equity Portfolio	I,P
Mid-Cap Growth Portfolio	I,P
Mid-Cap Value Portfolio	I,P
Small-Cap Equity Portfolio	I,P
Small-Cap Growth Portfolio	I,P
Small-Cap Index Portfolio	I,P
Small-Cap Value Portfolio	I,P
Value Advantage Portfolio	I,P

Non-U.S. Equity Funds:
Emerging Markets Portfolio	I,P
International Large-Cap Portfolio	I,P
International Small-Cap Portfolio	I,P
International Value Portfolio	I,P

Sector Funds:
Health Sciences Portfolio	I,P
Real Estate Portfolio	I,P
Technology Portfolio	I,P

Exhibit A to Distribution Agreement

Alternative Strategies Funds:
Absolute Return Portfolio	I,P
Currency Strategies Portfolio	I,P
Equity Long/Short Portfolio	I,P
Global Absolute Return Portfolio	I,P
Precious Metals Portfolio	I,P

Asset Allocation/Balanced Funds:
American Funds® Asset Allocation Portfolio	I
Pacific Dynamix – Conservative Growth Portfolio	I
Pacific Dynamix – Moderate Growth Portfolio	I
Pacific Dynamix – Growth Portfolio	I
Portfolio Optimization Conservative Portfolio	I
Portfolio Optimization Moderate Conservative Portfolio	I
Portfolio Optimization Moderate Portfolio	I
Portfolio Optimization Growth Portfolio	I
Portfolio Optimization Aggressive-Growth Portfolio	I

Pacific Dynamix Underlying Funds:
PD 1-3 Year Corporate Bond Portfolio	P
PD Aggregate Bond Index Portfolio	P
PD High Yield Bond Market Portfolio	P
PD Large-Cap Growth Index Portfolio	P
PD Large-Cap Value Index Portfolio	P
PD Small-Cap Growth Index Portfolio	P
PD Small-Cap Value Index Portfolio	P
PD Emerging Markets Portfolio	P
PD International Large-Cap Portfolio	P

Effective: April 27, 2015

Agreed to and accepted by:

PACIFIC SELECT FUND

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

By: /s/ Adrian S. Griggs	By: /s/ Jane M. Guon
Name: Adrian S. Griggs	Name: Jane M. Guon
Title: CEO	Title: Secretary